SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           UNION PLANTERS CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)


             TENNESSEE                                 62-0859007
  (State of incorporation or organization) (I.R.S. Employer Identification No.)


                 6200 POPLAR AVENUE, MEMPHIS, TENNESSEE       38119
          --------------------------------------------------------------
          (Address of principal executive offices )        (Zip Code)


    Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
             to be registered                   each class is to be registered

            Union Planters Preferred
             SHARE PURCHASE RIGHTS                  NEW YORK STOCK EXCHANGE
         -----------------------------           -----------------------------


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:N/A
                                                                             ---

         Securities to be registered pursuant to Section 12(g) of the Act:

                                                NONE
                                         ----------------
                                         Title of each class

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the Registration Statement on Form 8-A filed by Union Planters Corporation (the "Company") with the Securities and Exchange Commission on January 22, 1999, relating to the Rights Agreement by and between the Company and Union Planters National Bank, dated as of January 22, 1999 (the "Rights Agreement"). Such Form 8-A is hereby incorporated by reference herein.

         Effective as of December 3, 2001, the Company executed an amendment to the Rights Agreement appointing American Stock Transfer & Trust Company as successor to Union Planters National Bank as Rights Agent under the Rights Agreement (the"Amendment").

         A copy of the Rights Agreement is filed as Exhibit 2 to this registration statement and incorporated by reference herein. A copy of the Amendment is attached hereto as Exhibit 4 and incorporated by reference herein. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 2.   EXHIBITS.

               The following exhibits are filed as a part of this registration statement:

         1     Form of Rights Certificate

         2 Rights Agreement, dated January 19, 1999, between Union Planters Corporation and Union Planters National Bank

         3     Amended and Restated Charter of Union Planters Corporation

         4 Amendment to Rights Agreement, dated as of December 3, 2001, by and between Union Planters Corporation and American Stock Transfer & Trust Company

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        UNION PLANTERS CORPORATION



                                        By: /S/ E. JAMES HOUSE, JR.
                                            E. James House, Jr.
                                            Secretary

Date: December 3, 2001

                                  Exhibit Index



EXHIBIT NO.                                  DESCRIPTION

Exhibit 1          Form of Rights Certificate (filed herewith)

Exhibit 2 Rights Agreement, dated January 19, 1999, between Union Planters Corporation and Union Planters National Bank*

Exhibit 3          Amended and Restated Charter of Union Planters Corporation*

Exhibit 4 Amendment to Rights Agreement, dated as of December 3, 2001, by and between Union Planters Corporation and American Stock Transfer & Trust Company (filed herewith)



* Previously filed as exhibits to this registration statement on the Form 8-A filed by Union Planters Corporation with the Securities and Exchange Commission on January 22, 1999.